Exhibit 99.1
Savers Value Village, Inc. Reports Fourth Quarter Financial Results

Net sales increased 15.6%, or 8.4% in constant currency1 excluding the 53rd week
Comparable store sales increased 5.4%; U.S. up 8.8% and Canada up 0.7%
Earnings in line with prior outlook; strong operating performance in the quarter
Provides fiscal 2026 outlook
Bellevue, WA - February 19, 2026 – Savers Value Village, Inc. (NYSE: SVV), (the “Company”) today announced financial results for the fourteen weeks ended January 3, 2026 (the “fourth quarter”). The Company’s results for both the fourth quarter and full year ended January 3, 2026 included the benefit of one additional week (the "53rd week”) relative to the prior year comparative periods.
Highlights for the Fourth Quarter; Comparisons are to the thirteen weeks ended December 28, 2024
•Total Company net sales increased 15.6% to $464.7 million. Excluding the benefit of the 53rd week, net sales increased 8.4%, constant-currency net sales1 increased 8.4% and comparable store sales increased 5.4%.
•For the United States (“U.S.”), net sales increased 20.6%. Excluding the benefit of the 53rd week, net sales increased 12.6% and comparable store sales increased 8.8%.
•For Canada, net sales increased 9.1%. Excluding the benefit of the 53rd week, net sales increased 3.1%, constant-currency net sales1 increased 3.0% and comparable store sales increased 0.7%.
•The Company opened 10 new stores, ending the fourth quarter with 367 stores. For the fifty-three weeks ended January 3, 2026 (“fiscal 2025”), the Company opened a total of 26 new stores.
•Net income was $22.4 million, or $0.14 per diluted share. Net income margin was 4.8%.
•Adjusted net income1 was $23.8 million, or $0.15 per diluted share.
•Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)1 was $74.1 million and Adjusted EBITDA margin1 was 15.9%. Changes in foreign currency exchange rates positively impacted Adjusted EBITDA1 by $0.1 million during the fourth quarter.
•The Company repaid $20 million of principal under its 2025 term loan facility and repurchased approximately 1.1 million shares of its common stock at a weighted average price of $8.75, excluding commissions, pursuant to its share repurchase programs. As of January 3, 2026, the Company had approximately $41.7 million remaining under its share repurchase program.

Mark Walsh, Chief Executive Officer of Savers Value Village, Inc. stated, "We are proud of our fourth quarter results, as we delivered a clear inflection in profitability driven by strong U.S. demand, stabilizing trends in Canada, and the contribution from our maturing new stores. These fundamentals give us confidence that we are well-positioned to continue delivering EBITDA growth in 2026 and beyond.”

[1] Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as well as amounts presented on a constant currency basis, are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures”, “Constant Currency” and the accompanying financial tables which reconcile GAAP financial measures to these non-GAAP measures.

Stores Update
The following unaudited table summarizes the Company’s store count activity for fiscal 2025:

	U.S.	Canada	Australia	Total
December 28, 2024	172	165	14	351
New stores	14	8	4	26
Closures	(7)	(3)	0	(10)
January 3, 2026	179	170	18	367
Fiscal 2026 Outlook1
The Company expects the following for the fifty-two weeks ending January 2, 2027 (“fiscal 2026”):

Net sales	$1.76 billion to $1.79 billion
Comparable store sales growth over fiscal 2025[2]	2.5% to 4.0%
Net income	$66 million to $78 million, or $0.41 to $0.48 per diluted share
Adjusted net income[3]	$73 million to $85 million, or $0.45 to $0.53 per diluted share
Adjusted EBITDA[3]	$260 million to $275 million
Capital expenditures	$125 million to $145 million
New store openings	~25

[1] The Company’s outlook for fiscal 2026 assumes an exchange rate of 1 Canadian dollar (“CAD”) = 0.72 U.S. dollar (“USD”).
[2] The 53rd week in fiscal 2025 resulted in a shift such that fiscal 2026 began a week later than fiscal 2025. Accordingly, comparable store sales are calculated by aligning the sales weeks in fiscal 2026 to the equivalent sales weeks in fiscal 2025.
[3] The Company has not presented a quantitative reconciliation of its forward-looking non-GAAP financial measures set out above to their most comparable GAAP financial measures because it cannot predict certain elements that are reported under GAAP, such as (gain) loss on foreign currency, net, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income. For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures” below.

Conference Call Information
A conference call to discuss the fourth quarter financial results is scheduled for today, February 19, 2026, at 4:30 p.m. ET.
Investors and analysts who wish to participate in the call are invited to dial +1 800 549 8228 (international callers, please dial +1 289 819 1520) approximately 10 minutes prior to the start of the call. Please reference Conference ID 57467 when prompted. A live webcast of the conference call will be available in the investor relations section of the Company’s website at https://ir.savers.com/events-and-presentations/default.aspx.
A recorded replay of the call will be available shortly after the conclusion of the call and remain available on our website until February 19, 2027. A telephone replay will be available until March 5, 2026. To access the telephone replay, dial +1 888 660 6264 (international callers, please dial +1 289 819 1325). The access code for the replay is 57467#.
About the Savers® Value Village® family of thrift stores
As the largest for-profit thrift operator in the U.S. and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers Value Village family of thrift stores, our impact, and the #ThriftProud movement at savers.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” or the negative of these terms or other comparable terminology. In particular, statements about future events and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including its fiscal 2026 and/or longer term outlook or financial guidance, and industry outlook are forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the impact on both the supply and demand for the Company’s products caused by general economic conditions, such as the macroeconomic pressures in Canada and/or the U.S., and changes in consumer confidence and spending; the Company’s ability to anticipate consumer demand and to source and process a sufficient quantity of quality secondhand items at attractive prices on a recurring basis; risks related to attracting new, and retaining existing customers, including by increasing acceptance of secondhand items among new and growing customer demographics; risks associated with its status as a “brick and mortar” only retailer and its lack of operations in the growing online retail marketplace; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; the risks associated with conducting business internationally, including challenges related to serving customers that are international manufacturers and suppliers, such as transportation and shipping challenges, regulatory risks in foreign jurisdictions (particularly in Canada, where the Company maintains extensive operations) and exchange rate risks, which the Company may not choose to fully hedge; the loss of, or disruption or interruption in the operations of, its centralized processing centers and other offsite processing locations; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its failure to properly hire and to retain key personnel and other qualified personnel or to manage labor costs; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; its ability to maintain an effective system of internal controls and produce timely and accurate financial statements or comply with applicable regulations; risks associated with heightened geopolitical instability due to the conflicts in Venezuela, the Middle East and Eastern Europe; outbreak of viruses or widespread illness, such as the COVID-19 pandemic, natural disasters or other highly disruptive events and regulatory responses thereto; and each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Non-GAAP financial measures used by the Company include Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin. The Company has included these non-GAAP financial measures in this press release as they are key measures used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decisions, and evaluate compensation decisions. Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin are not calculated or presented in accordance with GAAP and have limitations as analytical tools. You should not consider them in isolation, as a substitute for, or superior to, analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definitions of Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as they may not be comparable to similar measures disclosed by the Company’s competitors, because not all companies and analysts calculate Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin in the same manner. Because of these limitations, you should consider Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including, as applicable, net income (loss) and the Company’s other GAAP results. The Company presents Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin because it considers these meaningful measures to share with investors as they best allow comparison of the performance of one period with that of another period. In addition, by presenting Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, the Company provides investors with management’s perspective of the Company’s operating performance.
The Company defines Adjusted net income as net income (loss) excluding the impact of loss on extinguishment of debt, IPO-related stock-based compensation expense, transaction costs, foreign currency exchange rate impacts, executive transition costs, certain other adjustments, the tax effect on the above adjustments and the excess tax (benefit) shortfall from stock-based compensation. The Company defines Adjusted net income per diluted share as Adjusted net income divided by diluted weighted average common shares outstanding.
The Company defines Adjusted EBITDA as net income (loss) excluding the impact of interest expense, net, income tax expense, depreciation and amortization, loss on extinguishment of debt, stock-based compensation expense, lease intangible asset expense, executive transition costs, transaction costs, foreign currency exchange rate impacts and certain other adjustments. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net sales, expressed as a percentage.
Constant Currency
The Company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the Company's operating results for all countries where the functional currency is not the USD into the USD. Because the Company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, given the Company's significant operations in Canada, the Company's financial results are affected positively by a weakening of the USD against the CAD and are affected negatively by a strengthening of the USD against the CAD. References to operating results on a constant-currency basis indicate operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency net sales is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of its underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are not calculated or presented in accordance with GAAP and are not meant to be considered as an alternative or substitute for, or superior to, comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Constant-currency information compares results between periods as if exchange rates had remained constant period-over-period. During the fourteen weeks ended January 3, 2026, as compared to the thirteen weeks ended December 28, 2024, the USD was weaker relative to the CAD and the Australian dollar ("AUD") which resulted in a favorable foreign currency impact on our operating results. During the fifty-three weeks ended January 3, 2026, as compared to the fifty-two weeks ended December 28, 2024, the USD was stronger relative to the CAD and the AUD which resulted in an unfavorable foreign currency impact on our operating results. The Company calculates constant-currency net sales by translating current period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect.

Investor Contact:
Ed Yruma
eyruma@savers.com

Media Contact:
Edelman Smithfield | 713.299.4115 | Savers@edelman.com
Savers | 206.228.2261 | sgaugl@savers.com

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Operations
(All amounts in thousands, except per share amounts, unaudited)

	Fourteen Weeks Ended		Thirteen Weeks Ended		Fifty-Three Weeks Ended		Fifty-Two Weeks Ended
	January 3, 2026		December 28, 2024		January 3, 2026		December 28, 2024
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	$464,666	100.0%	$401,985	100.0%	$1,678,954	100.0%	$1,537,617	100.0%
Operating expenses:
Cost of merchandise sold, exclusive of depreciation and amortization	207,255	44.6	178,178	44.3	750,876	44.7	669,744	43.6
Salaries, wages and benefits	92,695	19.9	82,182	20.4	349,010	20.8	331,023	21.5
Selling, general and administrative	99,481	21.4	92,005	22.9	374,486	22.3	337,131	21.9
Depreciation and amortization	21,900	4.8	16,552	4.2	80,482	4.8	69,530	4.5
Total operating expenses	421,331	90.7	368,917	91.8	1,554,854	92.6	1,407,428	91.5
Operating income	43,335	9.3	33,068	8.2	124,100	7.4	130,189	8.5
Other expense (income):
Interest expense, net	13,889	3.0	15,135	3.8	61,964	3.8	62,444	4.1
(Gain) loss on foreign currency, net	(4,629)	(1.0)	14,841	3.7	(11,032)	(0.7)	14,294	0.9
Loss on extinguishment of debt	389	0.1	—	—	35,728	2.1	4,088	0.3
Other expense (income), net	98	—	151	—	235	—	(71)	—
Other expense, net	9,747	2.1	30,127	7.5	86,895	5.2	80,755	5.3
Income before income taxes	33,588	7.2	2,941	0.7	37,205	2.2	49,434	3.2
Income tax expense	11,140	2.4	4,837	1.2	14,566	0.9	20,404	1.3
Net income (loss)	$22,448	4.8%	$(1,896)	(0.5)%	$22,639	1.3%	$29,030	1.9%
Net income (loss) per share, basic	$0.14		$(0.01)		$0.14		$0.18
Net income (loss) per share, diluted	$0.14		$(0.01)		$0.14		$0.17
Basic weighted average shares outstanding	155,841		159,739		156,649		160,911
Diluted weighted average shares outstanding	161,507		159,739		162,779		166,706

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Balance Sheets
(All amounts in thousands, unaudited)

	January 3, 2026	December 28, 2024
Current assets:
Cash and cash equivalents	$85,904	$149,967
Trade receivables, net	17,094	16,761
Inventories	41,480	34,288
Prepaid expenses and other current assets	52,629	29,208
Total current assets	197,107	230,224
Property and equipment, net	338,995	270,123
Right-of-use lease assets	634,012	552,762
Goodwill	677,884	665,465
Intangible assets, net	153,589	159,330
Other assets	9,300	7,591
Total assets	$2,010,887	$1,885,495
Current liabilities:
Accounts payable and accrued liabilities	$75,636	$83,039
Accrued payroll and related taxes	71,295	52,252
Lease liabilities – current	89,586	89,809
Current portion of long-term debt	7,500	6,000
Total current liabilities	244,017	231,100
Long-term debt, net	708,215	735,133
Lease liabilities – non-current	575,962	472,343
Other liabilities	47,114	25,239
Total liabilities	1,575,308	1,463,815
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	695,443	657,906
Accumulated deficit	(273,250)	(250,451)
Accumulated other comprehensive income	13,386	14,225
Total stockholders’ equity	435,579	421,680
Total liabilities and stockholders’ equity	$2,010,887	$1,885,495

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Cash Flows
(All amounts in thousands, unaudited)

	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	January 3, 2026	December 28, 2024
Cash flows from operating activities:
Net income	$22,639	$29,030
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	38,602	61,636
Amortization of debt issuance costs and debt discount	4,768	5,611
Depreciation and amortization	80,482	69,530
Operating lease expense	147,671	132,173
Deferred income taxes, net	7,712	(31,880)
Loss on extinguishment of debt	35,728	4,088
Other items	(12,798)	9,048
Changes in operating assets and liabilities, net of acquisition:
Trade receivables	(187)	(5,748)
Inventories	(6,419)	(1,898)
Prepaid expenses and other assets	(26,612)	1,073
Accounts payable and accrued liabilities	(15,630)	(8,046)
Accrued payroll and related taxes	15,554	(10,688)
Operating lease liabilities	(128,695)	(122,630)
Other liabilities	4,465	2,977
Net cash provided by operating activities	167,280	134,276
Cash flows from investing activities:
Purchases of property and equipment	(118,643)	(105,877)
Settlement of derivative instruments, net	2,480	28,543
Purchase of marketable securities	(3,087)	—
Proceeds from sale of marketable securities	783	—
Business acquisition, net of cash acquired	—	(3,189)
Net cash used in investing activities	(118,467)	(80,523)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	746,250	—
Principal payments on long-term debt	(781,256)	(55,500)
Payment of debt issuance costs	(10,778)	(1,004)
Prepayment premium on extinguishment of debt	(20,884)	(1,485)
Proceeds from stock option exercises	1,748	3,721
Repurchase of common stock, including excise tax	(45,211)	(31,674)
Shares withheld for taxes	(798)	(560)
Principal payments on finance lease liabilities	(3,958)	(1,615)
Settlement of derivative instrument, net	—	11,925
Other	(1,133)	(438)
Net cash used in financing activities	(116,020)	(76,630)
Effect of exchange rate changes on cash and cash equivalents	3,144	(7,111)
Net change in cash and cash equivalents	(64,063)	(29,988)
Cash and cash equivalents at beginning of period	149,967	179,955
Cash and cash equivalents at end of period	$85,904	$149,967

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Net Income (Loss) Per Share Calculation
(Unaudited)
The following unaudited table sets forth the computation of net income (loss) per basic and diluted share as shown on the face of the accompanying condensed consolidated statements of operations:

	Fourteen Weeks Ended	Thirteen Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
(in thousands, except per share data)	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Numerator:
Net income (loss)	$22,448	$(1,896)	$22,639	$29,030
Denominator:
Basic weighted average shares outstanding	155,841	159,739	156,649	160,911
Dilutive effect of employee stock options and awards	5,666	—	6,130	5,795
Diluted weighted average shares outstanding	161,507	159,739	162,779	166,706
Net income (loss) per share: (1)
Basic	$0.14	$(0.01)	$0.14	$0.18
Diluted	$0.14	$(0.01)	$0.14	$0.17
(1)Due to the differences between quarterly and year-to-date weighted average share counts and the effect of quarterly rounding to the nearest cent per share, the year-to-date calculation of net income (loss) per share may not equal the sum of the quarters.

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Segment Results
(Unaudited)
The following unaudited tables present net sales and profit by segment. In each table, “Other” is attributable to the Australia Retail and Wholesale operating segments which have been combined.

	Fourteen Weeks Ended	Thirteen Weeks Ended
(dollars in thousands)	January 3, 2026	December 28, 2024	$ Change	% Change
Net sales:
U.S. Retail	$265,875	$220,463	$45,412	20.6%
Canada Retail	164,894	151,130	13,764	9.1%
Other	33,897	30,392	3,505	11.5%
Total net sales	$464,666	$401,985	$62,681	15.6%
Segment profit:
U.S. Retail	$59,948	$48,478	$11,470	23.7%
Canada Retail	$43,413	$39,824	$3,589	9.0%
Other	$7,382	$8,452	$(1,070)	(12.7)%

	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
(dollars in thousands)	January 3, 2026	December 28, 2024	$ Change	% Change
Net sales:
U.S. Retail	$940,185	$832,581	$107,604	12.9%
Canada Retail	608,093	586,971	21,122	3.6%
Other	130,676	118,065	12,611	10.7%
Total net sales	$1,678,954	$1,537,617	$141,337	9.2%
Segment profit:
U.S. Retail	$195,415	$181,949	$13,466	7.4%
Canada Retail	$153,540	$163,595	$(10,055)	(6.1)%
Other	$33,411	$34,788	$(1,377)	(4.0)%

SAVERS VALUE VILLAGE, INC.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call to be held on February 19, 2026, discussing the Company’s financial condition and results of operations for the fourth quarter.

The following unaudited table presents a reconciliation of GAAP net income (loss) and net income (loss) per diluted share to Adjusted net income and Adjusted net income per diluted share for the periods presented:

	Fourteen Weeks Ended	Thirteen Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
(in thousands, except per share amounts)	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Adjusted net income:
Net income (loss)	$22,448	$(1,896)	$22,639	$29,030
Loss on extinguishment of debt (1)(2)	389	—	35,728	4,088
IPO-related stock-based compensation expense (1)(3)	3,629	8,750	25,496	54,981
Transaction costs (1)(4)	136	—	3,426	2,621
Foreign currency exchange rate impacts (1)(5)	(5,121)	14,841	(9,812)	14,294
Executive transition costs (1)(6)	—	—	—	689
Other adjustments (1)(7)	1,979	6,529	8,907	4,312
Tax effect on adjustments (8)	671	(4,070)	(13,952)	(10,810)
Excess tax (benefit) shortfall from stock-based compensation	(319)	94	223	(2,321)
Adjusted net income	$23,812	$24,248	$72,655	$96,884

Adjusted net income per share, diluted (9):
Net income (loss) per share, diluted	$0.14	$(0.01)	$0.14	$0.17
Loss on extinguishment of debt (1)(2)	—	—	0.22	0.02
IPO-related stock-based compensation expense (1)(3)	0.02	0.05	0.16	0.33
Transaction costs (1)(4)	—	—	0.02	0.02
Foreign currency exchange rate impacts (1)(5)	(0.03)	0.09	(0.06)	0.09
Executive transition costs (1)(6)	—	—	—	—
Other adjustments (1)(7)	0.01	0.04	0.05	0.03
Tax effect on adjustments (8)	—	(0.02)	(0.09)	(0.06)
Excess tax (benefit) shortfall from stock-based compensation	—	—	—	(0.01)
Adjusted net income per share, diluted*	$0.15	$0.15	$0.45	$0.58
*May not foot due to rounding
(1)Presented pre-tax.
(2)Removes the effects of the loss on extinguishment of debt in relation to the partial repayment of the 2025 Term Loan Facility on December 23, 2025, the full redemption of the Senior Secured Notes (the “Notes”) and repayment of all outstanding borrowings under the 2021 Term Loan Facility on September 18, 2025, the partial redemption of the Notes on February 6, 2025 and March 4, 2024, and the repricing of outstanding borrowings under the 2021 Term Loan Facility on January 30, 2024.
(3)Represents stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Comprised of non-capitalizable expenses related to debt transactions, offering costs and acquisitions.

(5)Represents remeasurement (gains) losses on unsettled foreign currency transactions, realized and unrealized (gains) losses on cross currency swaps and unrealized (gains) losses on forward contracts. Beginning in fiscal 2025, this line does not include realized (gains) losses on forward contracts. The impact of the change is inconsequential to prior periods, so we have not recast previous year amounts to reflect this change.
(6)Represents severance costs associated with executive leadership changes and retention costs associated with the acquisition of 2 Peaches Group, LLC.
(7)The fourteen weeks ended January 3, 2026 include $2.0 million of accelerated depreciation and other charges related to stores previously impaired during fiscal 2025. The fifty-three weeks ended January 3, 2026 includes store impairment and other related charges of $5.9 million, accelerated amortization and depreciation of $4.2 million due to a reduction of the estimated useful lives for certain acquisition-related intangible assets and store-related property and equipment, and a reduction to the fair value of acquisition-related contingent consideration of $1.3 million. The thirteen and fifty-two weeks ended December 28, 2024 include a change in the fair value of acquisition-related contingent consideration of $1.5 million and $0.1 million, respectively, and an impairment charge on long-lived assets of $4.3 million.
(8)Tax effect on adjustments is calculated utilizing the tax rate specifically applicable to the respective adjustments.
(9)For the thirteen weeks ended December 28, 2024, Adjusted net income per diluted share includes 5.4 million of potential shares of common stock relating to awards of stock options and restricted stock units that were excluded from the calculation of GAAP diluted net loss per share as their inclusion would have had an antidilutive effect.

The following unaudited table presents a reconciliation of GAAP net income (loss) to Adjusted EBITDA for the periods presented:

	Fourteen Weeks Ended	Thirteen Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
(dollars in thousands)	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Net income (loss)	$22,448	$(1,896)	$22,639	$29,030
Interest expense, net	13,889	15,135	61,964	62,444
Income tax expense	11,140	4,837	14,566	20,404
Depreciation and amortization	21,900	16,552	80,482	69,530
Loss on extinguishment of debt (1)	389	—	35,728	4,088
Stock-based compensation expense (2)	7,427	10,529	38,602	61,636
Lease intangible asset expense (3)	814	868	3,316	3,531
Executive transition costs (4)	—	—	—	689
Transaction costs (5)	136	—	3,426	2,621
Foreign currency exchange rate impacts (6)	(5,121)	14,841	(9,812)	14,294
Other adjustments (7)	1,082	6,529	4,744	4,312
Adjusted EBITDA	$74,104	$67,395	$255,655	$272,579
Net income (loss) margin	4.8%	(0.5)%	1.3%	1.9%
Adjusted EBITDA margin	15.9%	16.8%	15.2%	17.7%
(1)Removes the effects of the loss on extinguishment of debt in relation to the partial repayment of the 2025 Term Loan Facility on December 23, 2025, the full redemption of the Notes and repayment of all outstanding borrowings under the 2021 Term Loan Facility on September 18, 2025, the partial redemption of the Notes on February 6, 2025 and March 4, 2024, and the repricing of outstanding borrowings under the 2021 Term Loan Facility on January 30, 2024.
(2)Represents non-cash stock-based compensation expense related to stock options and restricted stock units granted to certain of our employees and directors.
(3)Represents lease expense associated with acquired lease intangibles.
(4)Represents severance costs associated with executive leadership changes and retention costs associated with the acquisition of 2 Peaches Group, LLC.
(5)Comprised of non-capitalizable expenses related to debt transactions, offering costs and acquisitions.
(6)Represents remeasurement (gains) losses on unsettled foreign currency transactions, realized and unrealized (gains) losses on cross currency swaps and unrealized (gains) losses on forward contracts. Beginning in fiscal 2025, this line does not include realized (gains) losses on forward contracts. The impact of the change is inconsequential to prior periods, so we have not recast previous year amounts to reflect this change.

(7)The fourteen weeks ended January 3, 2026 include $1.1 million of other charges related to stores previously impaired during fiscal 2025. The fifty-three weeks ended January 3, 2026 includes store impairment and other related charges of $5.9 million, as well as a reduction to the fair value of acquisition-related contingent consideration of $1.3 million. The thirteen and fifty-two weeks ended December 28, 2024 include a change in the fair value of acquisition-related contingent consideration of $1.5 million and $0.1 million, respectively, and an impairment charge on long-lived assets of $4.3 million.

Constant Currency
The Company calculates constant-currency net sales by translating current-period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect. The Company’s constant-currency net sales is not a financial measure prepared in accordance with GAAP.
The following unaudited table presents a reconciliation of GAAP net sales to constant-currency net sales, excluding the benefit of the 53rd week, for the periods presented. In each table, “Other” is attributable to the Australia Retail and Wholesale operating segments which have been combined.

(dollars in thousands)	Net Sales	Benefit of 53rd Week	Impact of Foreign Currency	Constant-Currency Net Sales	$ Change Over Prior Year	% Change Over Prior Year
Fourteen Weeks Ended January 3, 2026
U.S. Retail	$265,875	$(17,552)	$—	$248,323	$27,860	12.6%
Canada Retail	164,894	(9,150)	(100)	155,644	4,514	3.0%
Other	33,897	(2,221)	(50)	31,626	1,234	4.1%
Total net sales	$464,666	$(28,923)	$(150)	$435,593	$33,608	8.4%
Thirteen Weeks Ended December 28, 2024
U.S. Retail	$220,463	n/a	n/a	$220,463	n/a	n/a
Canada Retail	151,130	n/a	n/a	151,130	n/a	n/a
Other	30,392	n/a	n/a	30,392	n/a	n/a
Total net sales	$401,985	n/a	n/a	$401,985	n/a	n/a

(dollars in thousands)	Net Sales	Benefit of 53rd Week	Impact of Foreign Currency	Constant-Currency Net Sales	$ Change Over Prior Year	% Change Over Prior Year
Fifty-Three Weeks Ended January 3, 2026
U.S. Retail	$940,185	$(17,552)	$—	$922,633	$90,052	10.8%
Canada Retail	608,093	(9,150)	12,287	611,230	24,259	4.1%
Other	130,676	(2,221)	1,412	129,867	11,802	10.0%
Total net sales	$1,678,954	$(28,923)	$13,699	$1,663,730	$126,113	8.2%
Fifty-Two Weeks Ended December 28, 2024
U.S. Retail	$832,581	n/a	n/a	$832,581	n/a	n/a
Canada Retail	586,971	n/a	n/a	586,971	n/a	n/a
Other	118,065	n/a	n/a	118,065	n/a	n/a
Total net sales	$1,537,617	n/a	n/a	$1,537,617	n/a	n/a
n/a - not applicable

Supplemental Metrics
In addition to the financial and operational metrics set forth elsewhere in this press release, the Company uses the below supplemental metrics to evaluate the performance of its business, identify trends, formulate financial projections and make strategic decisions. The Company believes these metrics provide useful information to investors and others in understanding and evaluating its results of operations in the same manner as its management team.

The following unaudited table summarizes certain supplemental metrics for the periods presented:

	Fourteen Weeks Ended	Thirteen Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Pounds processed (lbs mm)	288	259	1,111	1,012
On-site donations and GreenDrop as a % of total pounds processed	78.4%	74.9%	78.0%	76.3%
Sales yield (1)	$1.57	$1.50	$1.47	$1.46
Cost of merchandise sold per pound processed	$0.72	$0.69	$0.68	$0.66
(1)The Company defines sales yield as retail sales generated per pound processed on a currency neutral and comparable store basis. For the fourth quarter and fiscal 2025, sales yield is calculated based on the first 13 weeks and 52 weeks, respectively, in the period.